Exhibit 10.32

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is effective as of September 30, 2021 (the “Effective Date”), by and between Rayne Forecast, Inc., an Arizona corporation (“Rayne”), with offices located at 30743 North Kohuana Place, Cave Creek, Arizona 85331, and Endexx Corporation, a Nevada corporation (the “Company”), with offices located at 38246 North Hazelwood Circle, Cave Creek, Arizona 85331. Each of Rayne and the Company is referred to individually as a “Party” and both, collectively, as “Parties.”

WHEREAS, as of the Effective Date, the Company was indebted to Rayne in the amount of One Hundred Forty-one Thousand Eight Hundred Eighty-three and 00/100 Dollars ($141,883.00; the “Rayne Amount”) pursuant to that certain Consulting Agreement, dated September 1, 2001, and the Amendment to that Consulting Agreement, dated October 1, 2009 (collectively, the “Consulting Agreement”);

WHEREAS, the Company desires that Rayne exchange the Rayne Amount for an aggregate of twenty-seven thousand seven hundred twelve (27,712) restricted shares of the Company’s Series Z Convertible Preferred Stock (the “Rayne Exchange Stock”) and Rayne is willing to enter into such an exchange transaction (the “Rayne Exchange Transaction”); and

WHEREAS, the Rayne Amount due to Rayne will be extinguished by virtue of the Rayne Exchange Transaction and the Company’s issuance and Rayne’s receipt of the shares of the Rayne Exchange Stock.

NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rayne and the Company, intending to be legally bound, hereby agree as follows:

1. The Rayne Exchange. As of the Effective Date, the Company shall issue to Rayne the shares of Rayne Exchange Stock and Rayne shall extinguish in full the Company’s obligations in favor of Rayne in respect of the Rayne Amount. The price per share for the Rayne Exchange Stock shall be approximately $5.12.

2. Representations.

(a)	Rayne represents that it is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(b)	Rayne understands and consents to the placement of a legend on any certificate or other document evidencing the shares of the Rayne Exchange Stock setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the shares of the Rayne Exchange Stock shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by the applicable securities laws at the time of the issuance:

THE SERIES Z CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH SERIES Z PREFERRED STOCK OR UNDERLYING COMMON STOCK, AS RELEVANT, ARE REGISTERED UNDER THE ACT; OR EXCEPT AS OTHERWISE PERMITTED PURSUANT TO RULE 144 UNDER THE ACT; OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

3. Miscellaneous.

(a)	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. Each of the parties consents to the jurisdiction of the Courts of the State of Nevada located in the City of Las Vegas, County of Clark, and the U.S. District Court for the District of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(b)	Entire Agreement; Modification. This Agreement constitutes the entire agreement between Rayne and the Company and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation, or amendment of this Agreement shall be effective unless made in writing and signed by each of the Parties.

(c)	Representation by Counsel. Each Party hereby represents and warrants to the other Party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of the other Party or its legal counsel. Each Party represents and warrants to the other Party that, in executing this Agreement, such Party has completely read this Agreement and that such Party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the Party responsible for its preparation.

(d)	Authority to Execute Agreement. Each Party hereby represents and warrants to the other Party that: (i) the execution, performance, and delivery of this Agreement has been authorized by all necessary action by such Party; (ii) the representative executing this Agreement on behalf of such Party has been granted all necessary power and authority to act on behalf of such Party with respect to the execution, performance, and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such Party is of legal age and capacity to enter into agreements that are fully binding and enforceable against such Party.

(e)	Counterparts and Delivery. This Agreement may be executed in any number of counterparts and may be delivered by facsimile, email, or other electronic transmission, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

RAYNE FORECAST, INC.		ENDEXX CORPORATION

By:		By:
	Todd Davis, President		Todd Davis, Chief Executive Officer